UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2013

SGB INTERNATIONAL HOLDINGS INC.
(Exact name of registrant as specified in its charter)

British Columbia	000-53490	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

No. 25 Jia He Road, Xinjing Centre, Unit C2606
Siming District, Xiamen City, Fujian Province
PRC China 362300
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +86-1361930299
Registrant’s fax number, including area code: +86-05972265123

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 23, 2013, SGB International Holdings Inc. (“SGB” or the “Company”) held its Annual and Special Meeting of Shareholders for the following purposes:

1.	To set the number of directors for the ensuing year at three (3).

2.	To elect Shibi Chen, Peifeng Huang and Wensi Lin as directors of the Company for the ensuing year.

3.	To appoint MNP LLP, Chartered Accountants, as the auditors of the Company for the ensuing year, at a remuneration to be fixed by the directors.

4.	To authorise the board of the Company to dispose all the fixed assets of the Company, includes but not limited to equipment and plant that are due for retirement (“Proposed Disposed Assets”).

5.	To approve the fund raising of RMB200 million for use in procuring new equipment replacing the Proposed Disposed Assets and improving the mining’s facilities.

All proposals were approved by the shareholders. The proposals are described in detail in the Company’s Notice of Annual Meeting of Shareholders and Information Circular filed with the Securities and Exchange Commission on September 5, 2013. The results of each voting proposal were as follows:

(1) Proposal to set the number of directors for the ensuing year at three (3):

For	Against	Abstentions	Broker Non-Votes
336,059,812	Nil	Nil

(2) Election of Directors:

Nominee	For	Withheld	Broker Non-Votes
Shibi Chen	336,059,812	Nil
Peifeng Huang	336,059,812	Nil
Wensi Lin	336,059,812	Nil

(3) Proposal to ratify MNP LLP as the Company’s Independent Registered Public Accounting Firm:

For	Against	Abstentions	Broker Non-Votes
336,059,812	Nil	Nil

(4) Proposal to dispose of all of the Proposed Disposed Assets as a special resolution:

For	Against	Abstentions	Broker Non-Votes
336,059,812	Nil	Nil

(5) Proposal to fund raising of RMB200 million for use in procuring new equipment replacing the Proposed Disposed Assets:

For	Against	Abstentions	Broker Non-Votes
336,059,812	Nil	Nil

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SGB INTERNATIONAL HOLDINGS INC.

Per:	/s/ Peifeng Huang
Peifeng Huang
Chief Financial Officer
October 2, 2013